                                                                   EXHIBIT 10.10

                 SHAREHOLDER AND RESTRICTIVE COVENANT AGREEMENT

         This Shareholder and Restrictive Covenant Agreement (the "Agreement") is entered into as of the 1st day of December, 1999, by and between Acsys, Inc., (hereinafter the "Company"), and Robert D. Bailey (hereinafter "Bailey").

         WHEREAS, Bailey has previously been employed as Group Director, National Products of Acsys IT, Inc. (hereinafter "Acsys IT), a wholly owned subsidiary of the Company; and

         WHEREAS, Bailey, the Company and Acsys IT have mutually agreed to Bailey's resignation from his employment with Acsys IT; and

         WHEREAS, by virtue of his service as an employee of Acsys IT, Bailey has comprehensive knowledge of Acsys IT's and the Company's business, business relationships and financial affairs, including confidential and trade secret information regarding their business and marketing plans, sales, costs, profits, pricing methods, future business strategies and future business opportunities; and

         WHEREAS, Bailey acknowledges that maintenance of the confidentiality of Acsys IT's and the Company's proprietary business information and trade secrets is vital to the business well-being of Acsys IT and the Company; and

         WHEREAS, Bailey acknowledges that the continuing relationships between Acsys IT and its customers and employees are vital to the business well-being of Acsys IT and the Company; and

         WHEREAS, Bailey continues to own the number of shares of Common Stock of the Company (sometimes referred to herein as "Company Common Stock") as set forth on Schedule I hereto; and

         WHEREAS, Bailey and the Company desire to establish in the Agreement certain terms and conditions concerning the acquisition and disposition of securities of the Company by Bailey, corporate governance of the Company after the date hereof, and protection of the Company's and Acsys IT's legitimate business interests, confidential and trade secret information, and relationships with their customers and employees;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         1.01. Definitions. Except as otherwise specifically indicated, the following terms have the following meanings for all purposes of this Agreement:

         "beneficially owns" (or comparable variations thereof) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

         "Board of Directors" means the Board of Directors of the Company.

         "Change in Control" means an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (or substantially all of the assets of, or of the Company's interest in, the Company) to any person or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who at the date hereof constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were directors at the date hereof or whose election or nomination for election was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

         "Confidential Information" means all information regarding Acsys IT and the Company, their activities, business and clients that is not generally known to persons not employed by them and that is not generally disclosed by their practice or authority to persons not employed by them, but that does not rise to the level of a "Trade Secret." "Confidential Information" shall include, but is not limited to, information pertaining to Acsys IT's and/or the Company's sales and marketing techniques and plans, expansion or contraction plans, financial data and plans, acquisition plans, management plans, pricing information, and client information. "Confidential Information" shall not include information that has become generally available to the public by any person other than

Bailey or his affiliates. This definition shall not limit any definition of "Confidential Information" or any equivalent term under state or federal law.

         "Equity Securities" means Voting Securities, Convertible Securities and Rights to Purchase Voting Securities.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Liens" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity or charge of any kind.

         "Person" means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).

         "Representatives" of any entity means such entity's directors, officers, employees, legal, investment banking and financial advisors, accountants and any other agents and representatives of such entity.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Subsidiary" means any Person in which-the Company directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interest in, or the Voting Power of, such Person.

         "Trade Secrets" shall have the meaning assigned thereto by the Georgia Trade Secrets Act, OCGA ss.10-1-761.

         "Voting Securities" means the Company Common Stock and any other securities of the Company of any kind or class having power generally to vote for the election of directors; "Convertible Securities" means securities of the Company which are convertible or exchangeable (whether presently convertible or exchangeable or not) into Voting Securities; and "Rights to Purchase Voting Securities" means options and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or Convertible Voting Securities.

         Unless the context of this Agreement otherwise requires, words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.

                                  ARTICLE II.
                       PAYMENTS TO BAILEY BY THE COMPANY

         2.01. Consideration for Bailey's Post-Employment Covenants. In consideration for Bailey's promises set forth herein and specifically Bailey's covenants set forth in Articles III, IV and V below, the Company shall pay to Bailey the total sum of $245,555.33, such payment to be made by issuing one payment to Bailey in the amount of $110,499.90 on January 4, 2000 and the balance in eleven (11) equal installments according to the following schedule:

         December 2, 1999                                     $12,277.77
         December 31, 1999                                    $12,277.77
         January 31, 2000                                     $12,277.77
         February 29, 2000                                    $12,277.77
         March 31, 2000                                       $12,277.77
         April 30, 2000                                       $12,277.77
         May 31, 2000                                         $12,277.77
         June 30, 2000                                        $12,277.77
         July 30, 2000                                        $12,277.77
         August 31, 2000                                      $12,277.77
         September 30, 2000                                   $12,277.77

Such payments are in addition to amounts payable pursuant to the Separation and Release Agreement dated of even date herewith between the Company, Acsys IT and Bailey (the "Separation and Release Agreement"). In the event of a Change of Control, the schedule of payments shall be accelerated and all sums outstanding shall be immediately due and payable upon the effective date of the Change of Control. Further, in the event that (i) the Company fails to make any payment required to be made hereunder on or before the date such payment is due and payable as set forth above (a "Payment Default") and (ii) the Company does not cure such Payment Default on or before the later of ten (10) days after the date such payment is due or five days after Bailey's delivery of written notice of Payment Default in accordance with Section 6.03 herein (hereinafter, a "Cure Period"), the schedule of payments shall be accelerated and all amounts outstanding hereunder (whether or not then due and payable) shall be immediately due and payable. Notwithstanding the foregoing, the Company shall be entitled to an aggregate of only three Cure Periods with respect to Payment Defaults under this Agreement and under the Separation and Release Agreement. Accordingly, in the event that the Company fails to make any payment required to be made hereunder, or under the Separation and Release Agreement, on or before the date such payment is due and payable as set forth above and in the Separation and Release Agreement and the Company has utilized an aggregate of three Cure Periods for previous Payment Defaults, the schedule of payments shall be accelerated and all amounts outstanding hereunder (whether or not then due and payable) shall be immediately due and payable.

Bailey acknowledges and agrees that his receipt of the foregoing described payments is expressly made contingent upon Bailey's promises and covenants as set forth in Articles III, IV and V below and agrees that, in the event Bailey materially breaches any of the provisions of Articles III, IV and V, Bailey's entitlement to further payments will immediately cease.

                                  ARTICLE III.
                       BAILEY'S COVENANTS TO THE COMPANY
                   REGARDING EQUITY SECURITIES OF THE COMPANY

         3.01. In consideration for the promises and covenants of the Company and Acsys IT herein, Bailey agrees as follows:

         3.02. Board of Directors. Until September 30, 2000, Bailey shall vote the Voting Securities beneficially owned by him (as defined by Rule 13d-3) with respect to which he has voting control (A) for the nominees for director of the Company recommended by the Board of Directors, and (B) on all other proposals of the Board of Directors or of any other shareholder of the Company, as Bailey determines in his sole discretion, except that Bailey shall vote in accordance with the recommendation of the Board of Directors where such proposal(s) by any other shareholder of the Company relate to matters affecting the Company's Shareholder Protection Rights Agreement dated as of June 20, 1999 between the Company and Sun Trust Bank, Atlanta, as rights agent or where such proposal(s) affect or amend the Company's Charter or By-Laws.

         3.02(I) Grant of Proxy. BAILEY HEREBY APPOINTS THE COMPANY AND ANY DESIGNEE OF THE COMPANY, EACH OF THEM INDIVIDUALLY, SHAREHOLDER'S PROXY AND ATTORNEY-IN-FACT PURSUANT TO THE PROVISIONS OF SECTION 14-2-722 OF THE GEORGIA BUSINESS CORPORATION CODE, OR ANY SUCCESSOR PROVISION THEREOF, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE OR ACT BY WRITTEN CONSENT WITH RESPECT TO BAILEY'S SUBJECT VOTING SECURITIES IN CONNECTION WITH THE MATTER DESCRIBED IN SECTION 3.02(A) ABOVE IN ACCORDANCE WITH THE TERMS OF SECTION 3.02(A). THIS PROXY IS GIVEN TO SECURE THE PERFORMANCE OF THE DUTIES OF BAILEY UNDER THIS AGREEMENT. BAILEY AFFIRMS THAT THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE, BUT SHALL EXPIRE AT 11:59 P.M., ATLANTA TIME, ON SEPTEMBER 30, 2000. BAILEY SHALL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY.

         3.02(II) Other Proxies Revoked. Bailey represents that any proxies heretofore given in respect of Bailey's Voting Securities are not irrevocable, and that all such proxies are hereby revoked.

         3.03. Limitation on Acquisition of Equity Securities. Until December 31, 2000, Bailey shall not, directly or indirectly, purchase or acquire, or make any offer to or agree to purchase or acquire, beneficial ownership of any Equity Securities, except by way of stock dividends, stock splits or other distributions or offerings made available to holders of Equity Securities generally and other than by exercise of outstanding Convertible Securities or Rights to Purchase Voting Securities.

         3.04. Standstill. Until September 30, 2000, Bailey shall not, and shall not assist others (including by providing financing) to, directly or indirectly (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership) of any portion of the assets or Equity Securities of the Company or any of its Subsidiaries, whether by means of a negotiated purchase of assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction, (ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Exchange Act, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(2)), or form, join or in any way participate in a "group" (as defined under the Exchange Act), with respect to any Equity Securities in connection with the types of activities set forth in (i) or (ii) above ), (iii) otherwise seek or propose to acquire control of the Board of Directors, or to disrupt or impair the normal, ongoing business operations or policies of the Company, (iv) take any action that could reasonably be expected to force the Company to make a public announcement regarding any of the types of matters referred to in clause (i), (ii) or (iii) above, or (v) enter into any negotiations, agreements or arrangements with any third party with respect to any of the foregoing. So long as Bailey is in compliance with the foregoing, nothing in this Agreement shall prohibit Bailey from, or in any way restrict his ability to, sell, transfer, pledge or otherwise assign any or all of his Equity Securities in the Company, whether in market transactions, private sales or otherwise.



                                  ARTICLE IV.
                         BAILEY'S RESTRICTIVE COVENANTS

         4.01. In consideration for the promises and covenants of the Company and Acsys IT herein, Bailey further agrees as follows:

         4.02. SAP Noncompete. For a period of one year following the date hereof, Bailey shall not, without the Company's prior written permission, directly or indirectly, on his own behalf or on behalf of any other person or entity, within the SAP Territory, be engaged as a manager, executive, operational consultant or equity owner in the business of providing consulting or contract staffing services for any product currently manufactured by SAP AG or its subsidiaries that are available for general release (excluding products in alpha or beta stage) and with respect to which the Company or its subsidiaries currently provide services and support, including, but not by way of limitation, SAP's products known as ERP, New Dimension, and mySAP.com products

(hereinafter the "SAP Services"); provided, however, that nothing in this
Section 4.02 shall prohibit Bailey from providing consulting or contract staffing services for products not offered by SAP AG as of the date hereof, but which are subsequently introduced or acquired by SAP AG. As used herein the term "SAP Territory" shall mean within a fifty (50) mile radius surrounding the following offices of the Company:

         2200 North Central Avenue
         Suite 300
         Phoenix, AZ  85004

         3160 Crow Canyon Road
         Suite 230
         San Ramon, CA  94583

         1700 Broadway
         Suite 700
         Denver, CO  80290

         1300 Market Street
         Suite 501
         Wilmington, DE  19801

         1020 19th Street, N.W.
         Suite 650
         Washington, D.C.  20036

         1020 19th Street North West
         Suite 650
         Washington, DC 20036

         610 Crescent Executive Park
         Suite 132
         Lake Mary, FL  32746

         390 North Orange Avenue
         Suite 1825
         Orlando, FL  32801

         100 North Tampa Street
         Suite 1950
         Tampa, FL  33602

         5 Concourse Parkway
         Suite 2650
         Atlanta, GA  30326

         75 Fourteenth Street
         Suite 2200
         Atlanta, GA  30309

         2400 Lakeview Parkway
         Suite 500
         Alpharetta, GA  30004

         1001 Office Park Road
         Suite 320
         West Des Moines, IA  50265

         2464 East Euclid
         Des Moines, IA  50317

         4220 Shawnee Mission Parkway
         Suite 101B
         Fairway, KS  66205

         6701 Democracy Boulevard
         Suite 400
         Bethesda, MD  20817

         5522 M.E. Antioch Rd.
         Kansas City, MO  64119

         1820 Chapel Avenue
         Suite 168
         Cherry Hill, NJ  08002

         379 Thornall Street
         Edison, NJ  08837

         102 Campus Drive
         Princeton, NJ  08540

         110 South Jefferson Road
         Whippany, NJ  07981

         425 Broadhollow Road
         Suite 318
         Melville, NY  11747

         780 Third Avenue
         New York, NY  10017

         301 South College Street
         Charlotte, NC  28202

         1850 Linglestown Rd.
         Suite 307
         Harrisburg, PA  1711

         1850 William Penn Way
         Suite 106
         Lancaster, PA  17601

         1700 Market Street
         Suite 3110
         Philadelphia, PA  19103

         500 East Swedesford Road
         Suite 100
         Wayne, PA  19087

         12655 North Central Expressway
         Suite 310
         Dallas, TX  75243

         714 Jackson Street
         Suite 715
         Dallas, TX  75202

         512 Main Street
         Suite 401
         Forth Worth, TX  76102

         5601 Bridge Street
         Suite 408
         Forth Worth, TX  76112

         4544 Post Oak Place
         Suite 375
         Houston, TX  77027

         800 West Airport Freeway
         Suite 712
         Irving, TX  75062

         222 West Las Calinas Blvd.
         Suite E 1050
         Irving, TX  75039

         7411 John Smith Drive
         Suite 110
         San Antonio, TX  78229

         1340 Braddock Place
         Suite 201
         Alexandria, VA  22314

         8300 Greensboro Drive
         Suite 720
         McLean, VA  22102

         12110 Sunset Hills Road
         Reston, VA  20190

         7100 Forest Avenue
         Suite 101
         Richmond, VA  23226

         4.03. Information Technology Noncompete. For a period of one year from the date hereof, Bailey shall not, without the Company's prior written permission, directly or indirectly, on his own behalf or on behalf of any other person or entity, be engaged within the IT Territory as a manager, executive, operational consultant or equity owner in the business of offering (i) short-term or long-term outsourcing of information technology staffing services, (ii) temporary information technology contract staffing services; or
(iii) permanent placement information technology staffing services on a contingent fee basis (hereinafter the "IT Services"). As used herein, the term "IT Territory" shall mean within a fifty (50) mile radius of the following office of the Company where Bailey worked during the last twelve (12) months of his employment:

         2400 Lakeview Parkway
         Suite 500
         Alpharetta, GA  30004

         Nothing in this Agreement shall prohibit Bailey from providing IT Services to any customer that is headquartered or has offices inside the IT Territory, provided that the services are for locations outside the IT Territory, whether or not the customer is a current customer of the Company or Acsys IT, and provided that such IT Services shall not encompass SAP Services in violation of Section 4.02 herein and provided that Bailey does not solicit the customer in violation of Section 4.06 herein.

         Bailey shall not be prohibited from merely maintaining one or more offices in the IT Territory or the SAP Territory, so long as Bailey otherwise complies with the provisions of this Section and Section 4.02 herein. Bailey agrees, however, that for a period of one year from the date hereof, Bailey shall not, without the Company's prior written permission, maintain an office for purposes of offering IT Services, either on his own behalf or on behalf of a business entity in which he together with Steven M. Sutton and/or Robert M. Kwatnez owns a majority interest, within a fifty (50) mile radius of the following offices of the Company which Bailey acknowledges offered IT Services during the last six (6) months of Bailey's employment by Acsys IT under Bailey's oversight as Group Director, National
Products:

610 Crescent Executive Park
Suite 132
Lake Mary, FL  32746

1700 Market Street
Suite 3110
Philadelphia, PA  19103

222 West Las Calinas Blvd.
Suite E1050
Irving, TX  75039

         4.04. Non-Disclosure. For a period of one year from the date hereof, Bailey shall not, without the Company's prior written permission, directly or indirectly, on his own behalf or on behalf of any other persons or entity, transmit or disclose any Confidential Information of Acsys IT or the Company to any person and shall not make use of any Confidential Information, for himself or others, except to the extent required by any law or order, in which case Bailey shall provide the Company prior written notice of such requirement and an opportunity to contest same. Trade Secrets of the Company and Acsys IT shall continue to be protected from disclosure or use so long as they remain Trade Secrets.

         4.05. Nonsolicitation of Employees. For a period of one year from the date hereof, Bailey shall not, without the Company's prior written permission, directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, solicit to employ any person who is an employee or consultant of Acsys IT or the Company as of the date hereof who was engaged within the twelve (12) months preceding the date hereof in the provision of SAP Services or IT Services on behalf of Acsys IT or the Company. The foregoing provision shall apply only to those employees who are full time employees of the Company or Acsys IT entitled to health insurance and other employee benefits provided by the Company to its employees, generally, and to certain salaried "benchable" consultants. It is understood and agreed that this Section shall not prohibit Bailey from engaging in discussions with, or hiring, any such employee or consultant of the Company or Acsys IT who first initiates contact with Bailey for purposes of seeking employment, so long as there has been no prior solicitation of the employee or consultant by Bailey, directly or indirectly, through one or more intermediaries or otherwise.

         4.06. Nonsolicitation of Customers. For a period of one year after the date hereof, Bailey shall not, without the Company's prior written permission, directly or indirectly, through one or more intermediaries or otherwise, on his own behalf or on behalf of any other person or entity, solicit Customers of Acsys IT and/or the Company to induce or encourage them to acquire or obtain from anyone other than Acsys IT and/or the Company, SAP Services within the SAP Territory or IT Services within the IT Territory. Nothing herein shall prohibit Bailey from soliciting Customers of Acsys IT and/or the Company for providing SAP Services outside the SAP Territory or IT Services outside the IT Territory even if such Customer is headquartered or has offices within the SAP Territory or the IT Territory, as the case may be. For purposes of this Section, "Customer" refers to any person or group of persons with whom Bailey had direct material contact(s) within the six (6) months preceding the date hereof with regard to selling, delivery or support of SAP Services within the SAP Territory or IT Services within the IT Territory on behalf of Acsys IT and/or the Company.

                                   ARTICLE V.
                                  CRM PRODUCTS

         5.01 In consideration for the promises and covenants of the Company and Acsys IT herein, Bailey further agrees as follows:

         5.02 For a period of one year from the date hereof, Bailey agrees that if he individually or together with Robert M. Kwatnez and/or Steven M. Sutton owns a majority interest in a business enterprise offering staffing support services for Siebel, Inc.'s current products known as CRM Products, Bailey and such business enterprise shall provide the Company notice of any job orders received by Bailey or his business enterprise for support of Siebel's CRM Products (hereinafter "Notice of Job Order"). Any such Notice of Job Order shall be addressed to the attention of Brad Elster and communicated by facsimile to facsimile number 678-393-2101 or by email to the following address: belster@acsysinc.com. The Notice of Job Order will include a description of the job, the skills required, availability requirements and maximum rate that may be charged for the job by the Company. The Company will have until 3:00 p.m. Atlanta time the following business day or eight (8) business hours following delivery of a Notice of Job Order, whichever is greater, within which to respond by submitting to Bailey and/or his business enterprise candidate resumes to provide staffing for the job order. Business hours shall be from 9:00 a.m. to 5:00 p.m., Atlanta time, on each business day. Candidate resumes received within the time set forth above shall be submitted by Bailey and/or his business enterprise to the customer requesting support of Seibel's CRM Products, provided that Bailey or his business enterprise reasonably deems the candidate(s) to be qualified to fill the position based upon all reasonable factors, including the job description, the candidate's skills, experience, availability and billing rate. Bailey agrees that if the Company submits at least two qualified candidates within the time set forth above pursuant to a Notice of Job Order, Bailey and/or his business enterprise will refrain from submitting any candidate resumes from any other third party recruiting firms. Bailey and/or his business enterprise may submit candidates identified by Bailey and/or his enterprise and who are not represented in the transaction by any other third party recruiting firms. If the Company fails to submit at least two qualified candidates within the time set forth herein, or the customer does not select any of the candidates submitted by the Company, Bailey and/or his business enterprise may attempt to fill the job order from any other source, including any other third party recruiting firm.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         6.01. Ownership of Company Shares. Bailey represents and warrants to the Company that (i) he owns, beneficially and of record, as of the date hereof, the number of shares of Company Common Stock listed on Schedule I hereto (collectively, the "Company Shares"), subject to no rights of others and free and clear of all Liens; (ii) Bailey's right to vote the Company Shares beneficially owned by Bailey is not subject to any voting trust, voting agreement, voting arrangement or proxy; and (iii) Bailey has not entered into any contract, option or other arrangement or undertaking with respect thereto. So long as Bailey is in compliance with Section 3.04 above, nothing herein shall in any way restrict Bailey's right to transfer, assign, pledge, sell or otherwise dispose of any of his Company Shares.

         6.02.    Amendment and Waiver

         (a) This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         (b) Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         6.03. Notices. Except as otherwise provided herein, all notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission to the parties at the following addresses or facsimile numbers:

                  If to Bailey, to:

                  Robert D. Bailey
                  1180 Lake Shore Overlook
                  Alpharetta, GA 30005
                  Telephone:  (770) 664-8213
                  Facsimile:  240-255-1192

                  with a copy to:

                  David M. Calhoun, Esq.
                  Morris, Manning & Martin L.L.P.
                  1600 Atlanta Financial Center
                  3343 Peachtree Road, N.E.
                  Atlanta, GA  30326-1044
                  Telephone: (404) 504-7613
                  Facsimile:  (404) 365-9532

                  If to the Company, to:

                  Brady W. Mullinax, Jr.
                  Acsys, Inc.
                  75 14th Street
                  Suite 2200
                  Atlanta, GA  30309
                  Telephone: (404) 817-9440
                  Facsimile:  (404) 815-4703
                  with a copy to:

                  Bryan E. Davis, Esq.
                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, GA 39309-3424
                  Telephone:  (404) 881-7000
                  Facsimile (404) 881-7777

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, and (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt (confirmation of delivery by the sender's facsimile machine shall be deemed sufficient evidence of the recipient's receipt). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         6.04. Entire Agreement. This Agreement supersedes all prior discussions and agreements among the parties hereto with respect to the subject matter hereof, and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof, except that the Separation and Release Agreement dated of even date herewith between Bailey, the Company and Acsys IT, the Joinder Agreement dated as of May 22, 1998 (as modified by the Separation and Release Agreement), and the Director's and Officer's Indemnification Agreement between Bailey and the Company shall remain in full force and effect.

         6.05. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         6.07. Consent to Jurisdiction and Service of Process. Each party hereby irrevocably submits to the jurisdiction of The United States District Court for the Northern District of Georgia or any court of the State of Georgia located in Cobb County and in any action, suit or proceeding arising in connection with this Agreement, agrees that any such action, suit or proceeding may be brought in such court (and waives any objection based on forum non conveniens or any other objection to venue therein to the extent permitted by law), provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts. Nothing herein shall affect the right of any party to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

         6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         6.09. Injunctive Relief. Bailey acknowledges that the covenants and promises contained in this Agreement are a reasonable and necessary means of protecting and preserving the Company's goodwill and interests in its confidential information and trade secrets. Bailey agrees that any breach of these covenants or promises will leave the Company with no adequate remedy at law and will cause the Company to suffer irreparable damage and injury. Bailey further agrees that any breach of these covenants and promises will entitle the Company to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Such injunctive relief shall be in addition to any damages which may be recoverable by the Company as a result of any breach.

         6.10. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Bailey's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall also be binding upon, inure to the benefit of and be enforceable by any successor to Acsys IT and/or the Company by reason of any merger, consolidation, dissolution, debt foreclosure or other reorganization of the Company.


         6.11. Knowing and Voluntary. Bailey acknowledges that he has reviewed the terms and conditions of this Agreement, that he understands its terms, and that he has executed this Agreement voluntarily and without any coercion, undue influence, threat or intimidation of any kind whatsoever and that he has had the benefit of counsel in negotiating and drafting this Agreement. Bailey further acknowledges that the consideration he receives for this Agreement is in addition to any amounts to which he was already entitled.

         6.12. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         6.13. Negotiated Agreement. This Agreement was negotiated between the parties hereto, and the fact that one party or the other drafted this Agreement shall not be used in its interpretation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                              ACSYS, INC.



                                              Name:  /s/ Brady W. Mullinax, Jr
                                                     -------------------------
                                              Title: Chief Financial Officer
                                                     -------------------------



                                              /s/ Robert D. Bailey
                                              -------------------------
                                              Robert D. Bailey

                                   SCHEDULE I

SHARES                                                        NUMBER
------                                                        ------
Acsys Common Stock                                            705,090